Emergent BioSolutions Announces 2022 Financial Guidance, Provides Preliminary 2021 Results

•Expects a re-baseline of operations with stable revenue contributions from core products and services business in 2022, guiding to total revenues of $1.45 billion at the midpoint and Adjusted EBITDA margin of 21.5% at the midpoint
•Reports preliminary 2021 total revenues of $1.78 billion at the midpoint and Adjusted EBITDA of $513 million, or 29%, at the midpoint, both in line with prior guidance given in November 2021

GAITHERSBURG, Md., January 9, 2022—Emergent BioSolutions Inc. (NYSE:EBS) today announced its financial guidance for 2022 and selected preliminary unaudited financial results for 2021.

“This past year we celebrated wins across the business and overcame our share of challenges, which have made our organization stronger,” said Robert G. Kramer, president and CEO of Emergent BioSolutions. “We remain focused on our growth goals and dedicated to our vision of protecting and enhancing the lives of 1 billion people by 2030. We are confident in our core business and our growth potential, driven by quality manufacturing, a broad R&D portfolio, diverse M&A opportunities, and most importantly, our talented workforce.”

“Our 2021 financial performance reflects steady growth in our core products combined with strong CDMO services revenues stemming from our participation in the global COVID-19 response,” said Richard S. Lindahl, executive vice president and CFO. “In 2022 we anticipate continued solid contributions from our Government/Medical Countermeasure and Commercial products businesses, more normalized performance from our CDMO services business, and achievement of important milestones in our R&D portfolio.”

PRELIMINARY 2021 FINANCIAL RESULTS (Unaudited)
The Company is providing the following preliminary, unaudited financial results for full year 2021.

(in millions)	PRELIMINARY 2021 RESULTS (January 9, 2022)	PRIOR 2021 GUIDANCE (November 4, 2021)
Total Revenues	$1,770 - $1,790	$1,700 - $1,800
Net Income	$260 - $280	$260 - $295
Adjusted EBITDA (1)	$500 - $525	$500 - $550
Adjusted Net Income (1)	$315 - $335	$315 - $350

Revenue Metrics
Total revenues for 2021 are expected to be in the range of $1,770 million to $1,790 million, an increase at the midpoint of $225 million or 14% as compared to 2020. This growth primarily reflects increased sales of contract development and manufacturing (CDMO) services to pharmaceutical and biotechnology innovators and government/non-government organization (NGO) customers, and to a lesser extent higher product sales, primarily from NARCAN® (naloxone HCl) Nasal Spray.

Profitability Metrics
The Company anticipates Adjusted EBITDA of $500 million to $525 million, a decrease at the midpoint of $118 million or 19% as compared to 2020. The Company anticipates Adjusted Net Income of $315 million to $335 million, a decrease at the midpoint of $99 million or 23% as compared to 2020. This decrease primarily reflects the impact of the incremental costs at the Company's Bayview facility. (See "Reconciliation of Non-GAAP Measures" for a definition of the terms and reconciliation tables.)

Note:
The preliminary 2021 financial results are unaudited, subject to revision, and anticipated to be finalized by late February 2022. The Company is in the process of finalizing its goodwill and long-lived asset impairment assessments for 2021. Any potential impairment has not been incorporated in these preliminary 2021 financial results. The Company's final audited financial results could differ materially from these selected preliminary results.

2022 FINANCIAL GUIDANCE
The Company is providing the following guidance of selected financial metrics for full year 2022.

(in millions)	FULL YEAR 2022 (As of January 9, 2022)
Total Revenues	$1,400 - $1,500
Adjusted EBITDA (1)	$280 - $340
Adjusted Net Income (1)	$135 - $180
Gross Margin %	47% - 51%

Product/Service Level Revenue
● Anthrax Vaccines	$280 - $300
● ACAM2000®	$190 - $210
● Nasal Naloxone Products*	$240 - $310
● CDMO Services	$430 - $480
● Other Products and Contracts and Grants	$200 - $260

* Includes revenues from the Company's branded NARCAN® Nasal Spray and revenues related to the authorized generic of NARCAN® Nasal Spray, a product licensed to Sandoz AG and launched in late 2021.

Total Revenues
The 2022 guidance for total revenue indicates a re-baseline of the Company's operational performance and primarily reflects the impact to the CDMO services business following the conclusion of the Center for Innovation in Advanced Development and Manufacturing (CIADM) task order with the Biomedical Advanced Research and Development Authority (BARDA) and to the commercial products business following the formation of a generic market for NARCAN® Nasal Spray.

Adjusted EBITDA and Adjusted Net Income (1)
The 2022 guidance reflects an anticipated mix of product and services gross margin, continued investment in research and development, and scale efficiencies in selling, general & administration expenses.

2022 Product/Service Level Revenues – Select Assumptions
•Anthrax vaccines revenues are expected to continue at similar levels to 2021 under the terms of the Company's existing contract with BARDA.
•ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) vaccine deliveries are expected to continue under the terms of the Company’s existing contract with the U.S. Department of Health and Human Services (HHS) at unit volume levels consistent with 2021 deliveries.
•Nasal naloxone product revenues reflect the formation of a generic market and comprise revenues from NARCAN® (naloxone HCl) Nasal Spray and revenues related to the authorized generic of NARCAN® Nasal Spray, a product licensed to Sandoz AG and launched in late 2021.
•CDMO revenues include, among others, continued production of COVID-19 drug substance for Johnson & Johnson.

Other 2022 Assumptions
•Gross margin is expected to be approximately 47%-51% on a GAAP basis, influenced by the mix of product and services revenues.
•Pipeline progress is expected across the R&D portfolio with anticipated advancements of a number of early-stage programs, the ongoing progress of the CHIKV VLP Phase 3 clinical trial, and completion of the Biologics License Application filing for AV7909, the Company's next generation anthrax vaccine candidate.
•Capital expenditures, net of reimbursement, are expected to be approximately 10% of total revenues at the midpoint, reflecting ongoing investments in capacity and capability expansions related to the CDMO business and the Company's R&D programs.

FOOTNOTES
(1)See “Reconciliation of Non-GAAP Measures” for a definition of terms and applicable reconciliation tables.

PRESENTATION WEBCAST
The Company will provide an update on the current business and discuss preliminary 2021 unaudited financial results, the financial guidance for 2022, and long-term goals during its presentation at the 40th Annual J.P. Morgan Healthcare Conference on January 10, 2022 at 8:15 AM Eastern time.

A live webcast of the presentation can be accessed through Emergent’s website. An on-demand replay of the webcast can also be accessed in the investors section after the presentation has concluded.

RECONCILIATION OF NON-GAAP MEASURES (unaudited)
This press release contains financial measures (Adjusted Net Income, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization and Adjusted EBITDA Margin)) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted net income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges. All adjustments are tax effected utilizing the federal statutory tax rate for the US, except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. Adjusted EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and income taxes, excluding specified items that can be highly variable and the non-cash impact of certain accounting adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenues. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

This press release references changes in Revenues, Adjusted EBITDA, and Adjusted Net Income from the Company’s full year 2020 performance to the mid-point of the estimated full year 2021 performance. The Company believes these metrics are an important part of assessing performance on a year over year basis. These changes are expressed in dollars as well as percentages. A reconciliation of the calculation of these changes is included below.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

(in millions, except per share value)	Twelve Months Ended December 31,
	2022 (Guidance)	2021 (Estimated)	2020 (Actual)	Source
Net income	$85.0 - $130.0	$260.0 - $280.0	$305.1
Adjustments:
+ Non-cash amortization charges	60.0	64.0	63.4	Intangible Asset Amortization, Other Income
+ Changes in fair value of contingent consideration	1.0	3.0	31.7	COGS
+ Impairment of IPR&D intangible asset	—	—	29.0	R&D
+ Exit and disposal costs	—	—	17.2	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	2.0	1.0	0.6	SG&A
Tax effect	(13.0)	(13.0)	(23.1)
Total adjustments:	$50.0	$55.0	$118.8
Adjusted net income	$135.0 - $180.0	$315.0 - $335.0	$423.9
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in millions)	Twelve Months Ended December 31,
	2022 (Guidance)	2021 (Estimated)	2020 (Actual)	Source
Net income	$85.0 - $130.0	$260.0 - $280.0	$305.1
Adjustments:
+ Depreciation & amortization	125.0	127.0	114.5	COGS, SG&A, R&D
+ Income taxes	34.0 - 49.0	75.0 - 80.0	102.1	Income Taxes
+ Total interest expense, net	33.0	34.0	30.2	Other Expense
+ Changes in fair value of contingent consideration	1.0	3.0	31.7	COGS
+ Impairment of IPR&D intangible asset	—	—	29.0	R&D
+ Exit and disposal costs	—	—	17.2	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	2.0	1.0	0.6	SG&A
Total adjustments	$195.0 - $210.0	$240.0 - $245.0	$325.3
Adjusted EBITDA	$280.0 - $340.0	$500.0 - $525.0	$630.4
Reconciliation of the 2021 Estimated Midpoint of Revenues, Adjusted EBITDA and Adjusted Net Income and the Dollar and Percentage Changes as compared to 2020 Actual (Unaudited)

(in millions, except percentage increase/decrease at midpoint of range)
Twelve Months Ended December 31,	Revenues	Adjusted EBITDA	Adjusted Net Income
2021 (Estimated) Range	$1,770.0 - $1,790.0	$500.0 - $525.0	$315.0 - $335.0
2021 (Estimated) Midpoint of Range	$1,780.0	$512.5	$325.0
2020 (Actual)	$1,555.4	$630.4	$423.9
Increase (decrease) at Midpoint of Range ($)	$224.6	($117.9)	($98.9)
Percentage increase (decrease) at Midpoint of Range	14.4%	(18.7)%	(23.3)%

ABOUT EMERGENT BIOSOLUTIONS
At Emergent, our mission is to protect and enhance life. We develop, manufacture, and deliver protections against public health threats through a pipeline of innovative vaccines and therapeutics. For over 20 years, we’ve been at work defending people from things we hope will never happen—so that we’re prepared, just in case they ever do. We do what we do because we see the opportunity to create a better, more secure world. One where preparedness empowers protection from the threats we face. And peace of mind prevails. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all, statements regarding our growth potential, growth goals, vision, M&A opportunities, future performance and meeting milestones in our R&D portfolio, the timing of our final 2021 financial results, future revenue levels and the sources of such revenues, capital expenditures, gross margin, ACAM2000 vaccine deliveries, the impact of a generic market on NARCAN Nasal Spray, the timing of advancement of early-stage programs and completion of a Biologics License Application filing for AV7909, progress of the CHIKV VLP Phase 3 clinical trial, and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.

The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the availability of U.S. government funding for procurement of AV7909 and/or BioThrax or ACAM2000 and our other U.S. government procurement and development contracts, the timing of completion of our submission of the application for and our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all, our ability to perform under our contracts with the U.S. government, including the timing of and specifications relating to deliveries, whether we will realize the full benefit of our investments in additional manufacturing and quality control systems, our ability to meet our commitments to continued quality and manufacturing compliance at our manufacturing facilities and the potential impact on our ability to continue production of bulk drug substance for Johnson & Johnson’s COVID-19 vaccine, our ability to provide CDMO services for the development and/or manufacture of product candidates of our customers at required levels and on required timelines, our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations, our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals, changes to U.S. government priorities for the strategic national stockpile, our ability to negotiate additional U.S. government procurement or follow-on contracts for our public health threat products that have expired or will be expiring, the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts, our ability to develop a safe and effective treatment for COVID-19 and obtain emergency use authorization or approval of such treatment from the FDA, our ability to comply with the operating and financial covenants required by our senior secured credit facilities and our 3.875% Senior Unsecured Notes due 2028, procurement by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country, the full impact of COVID-19 disease on our markets, operations and employees as well as those of our customers and suppliers, the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic, our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria, the success of our commercialization, marketing and manufacturing capabilities and strategy, and the accuracy of our estimates regarding future revenues, expenses and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. The reader should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com